SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report: (Date of earliest event reported) April 25, 2002



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                             1-3247                 16-0393470
(State or other jurisdiction         (Commission            (I.R.S. Employer
of incorporation)                    File Number)           Identification No.)



One Riverfront Plaza, Corning, New York                     14831
(Address of principal executive offices)                    (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)


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Item 5.   Other Events and Regulation FD Disclosure.

On April 25, 2002, Corning Incorporated held its Annual Meeting of Shareholders and announced the re-election of certain directors, approval of the 2002 worldwide employee share purchase plan, certain remarks by Chairman and CEO James R. Houghton and that two directors were stepping down. The press release relating to these announcements is filed herewith as Exhibit 99.1 and is incorporated by reference.


Item 7.   Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press Release dated April 25, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                CORNING INCORPORATED
                                Registrant



Date:  April 25, 2002           By  /s/    KATHERINE A. ASBECK
                                           Katherine A. Asbeck
                                           Senior Vice President and Controller

                                INDEX TO EXHIBITS





(c)      Exhibits

99.1     Press Release dated April 25, 2002

                                                                    Exhibit 99.1






FOR RELEASE -- APRIL 25, 2002

Corning Media Contacts:
Daniel F. Collins                                             Monica L. Ott
(607) 974-4197                                                (607) 974-8769
collinsdf@corning.com                                         ottml@corning.com






             Corning Chairman Tells Shareholders: "We will succeed"
            Reaffirms commitment to technology and telecommunications

CORNING, N.Y. - In his first address to shareholders since returning to the helm of Corning Incorporated (NYSE:GLW), James R. Houghton, the company's chairman and CEO, said Corning is facing a serious challenge today, but the company "will succeed" by capitalizing on its fundamental technology strengths in the telecommunications, advanced materials, information display and environmental markets. "We remain both convinced and confident that we have positioned the company in the right places and for long-term growth. We have not lost technology leadership and we have not lost market share. We must remember that technology and innovation are at the heart of this company's future, a future we will never allow to be jeopardized," he said.

Making his comments during the company's annual shareholders meeting today in Corning, N.Y., Houghton reminded shareholders that Corning is well placed in high technology markets, some that are growing today and some that should recover and grow in the future. Houghton said that continued high bandwidth growth rates would use up over-capacity and eventually drive new demand for optical communications equipment. "There will be a significant growth opportunity to open up the bottlenecks that are tightening and are keeping the power of broadband from those who want it; it's simply the law of the market. At some point, this industry is going to emerge with a need to meet the demand with maximum efficiency. There will be a very select group of companies that can help network carriers achieve that and Corning will be the leader."


                                     (more)



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Corning Chairman Tells Shareholders:  "We will succeed"
Page Two


Houghton also told shareholders that Corning continues to believe that the telecommunications industry has hit bottom, but that the company expects industry demand will remain at low levels for the foreseeable future. He stated that when growth does resume in the telecommunications industry, the company is unsure of how strong or how fast it will occur, so Corning must take further cost cutting actions in preparation for this new reality of operating as a smaller company. He reiterated the company's restructuring plans, which were announced on April 15. They include workforce reductions, consolidation of organizational structures, plant closures, elimination of some research and development facilities, technical spending cuts and centralization of shared services.

He told shareholders that over the coming months there will be dramatic changes at Corning and the changes will be painful. "People are going to lose jobs. Communities are going to lose plants and facilities. And this company will be tested." He added that the changes are necessary to return Corning to profitability in 2003, "something I am absolutely committed to doing."

Houghton also reminded shareholders that, at its core, Corning is a technology company and that it would continue to innovate. He said, "The company's technological diversity is an underlying strength of the company. Our scientific knowledge base in our core technologies must remain second to none. We must continue to innovate on the strength of one of the world's leading industrial research organizations and we must continue to connect technology and innovation to the needs of customers around the world."

Houghton said the company is grounded in 150 years of technology, materials science and process design and that he was optimistic about Corning's future. He said the company would capitalize on its fundamental strengths and use its experience to rebound from this tough position, as it has in the past. "We are going to succeed, and we will continue to be the unique and special company whose 150-year history we celebrated last year."

In other business, shareholders re-elected the following directors: John Seely Brown, chief scientist, Xerox Corporation; Gordon Gund, chairman and chief executive officer, Gund Investment Corporation; John M. Hennessy, senior advisor, Credit Suisse First Boston; and H. Onno Ruding, vice chairman, Citibank, N.A. John W. Loose, past president and CEO, Corning Incorporated, was on the slate of candidates approved by the shareholders today, but resigned as a director effective April 25 in conjunction with his retirement.

Roger G. Ackerman, retired chairman and CEO, Corning Incorporated, who had agreed to stay on the Board this past year at Houghton's request to assist in these challenging times, did not stand for re-election.


                                     (more)

Corning Chairman Tells Shareholders:  "We will succeed"
Page Three


Corning also announced that the 2002 worldwide employee share purchase plan was approved by shareholders. This is the continuation of a similar plan that was first adopted in 1990.

About Corning Incorporated
Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2001 were $6.3 billion.

                                       ###


Webcast Information
The company will host a live audio webcast of the 2002 annual meeting of shareholders in Corning, N.Y., available from 11 a.m. to 12:15 p.m., April 25, 2002. To access the webcast, go to http://www.corning.com and click on the webcast icon. No passcode or registration is required. The webcast will be archived on the Web site for 14 days after the broadcast.

Forward and cautionary statements
This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic conditions; currency exchange rates; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the telecommunications industry and other business segments; the mix of sales between premium and non-premium products; possible disruption in commercial activities due to terrorist activity and armed conflict; ability to obtain financing and capital on commercially reasonable terms; acquisition and divestiture activities; the level of excess or obsolete inventory; the ability to enforce patents; product and components performance issues; and litigation. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

Investor Relations Contact:
Katherine M. Dietz
(607) 974-8217
dietzkm@corning.com